UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): September 2, 2022

Tengjun Biotechnology Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-169397	27-3042462
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

East Jinze Road and South Huimin Road, Food Industry Economic and Technology Development District,

Jinxiang County, Jining City, Shandong Province, China

(Address of principal executive offices and zip code)

(86) 0537-8711599

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 2, 2022, the Board of Directors (the “Board”) of Tengjun Biotechnology Corp. (the “Company”) concluded that the Company’s previously issued financial statements, contained within its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, should no longer be relied upon due to errors in such financial statements. Therefore, a restatement of these prior financial statements is required. Accordingly, the Company intends to restate the aforementioned financial statements by amending its quarterly report on Form 10-Q for the quarter ended June 30, 2022 as soon as reasonably practicable.

The errors were discovered during the course of management’s review of the Company’s agreements. The unintentional errors occurred based on a miscommunication between the Company’s management and accountant. As a result, the Company has implemented new measures to ensure that this type of error does not occur again.

The Company’s management discussed the matters disclosed in this Item 4.02 with KCCW Accountancy Corp., (“KCCW”), the Company’s independent registered public accounting firm.

The information in this Item 4.02 is furnished solely pursuant to Item 4.02. Consequently, such information is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Moreover, the information in this Item 4.02 shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: September 2, 2022

Tengjun Biotechnology Corp.

	By:	/s/ Xianchang Ma
Xianchang Ma
Chief Executive Officer

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